SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

TOYOTA MOTOR CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

California	95-3775816
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19001 So. Western Avenue, Torrance, California	90501
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-113680

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

4.40% Fixed Rate Medium-Term Notes, Series B Due	New York Stock Exchange

October 1, 2008

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are $250,000,000 principal amount of 4.40% Fixed Rate Medium-Term Notes, Series B of Toyota Motor Credit Corporation maturing October 1, 2008.  Incorporated herein by reference is the description of these debt securities contained in the Prospectus dated April 2, 2004, the Prospectus Supplement thereto dated April 2, 2004 and the Pricing Supplement dated August 2, 2005, all comprising parts of the Registration Statement of Toyota Motor Credit Corporation (File No. 333-113680) declared effective by the Securities and Exchange Commission on March 31, 2004 (the “Registration Statement”).

Item 2. Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Numbers	Description of Document

1.1.	Specimen of note representing Toyota Motor Credit Corporation’s $250,000,000 principal amount of 4.40% Fixed Rate Medium-Term Notes, Series B Due October 1, 2008.

1.2

Indenture dated as of August 1, 1991 between Toyota Motor Credit Corporation and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.) (incorporated herein by reference to Exhibit 4.1(a) of the Registration Statement).

1.3

First Supplemental Indenture dated as of October 1, 1991 among Toyota Motor Credit Corporation, Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.) (incorporated herein by reference to Exhibit 4.1(b) of the Registration Statement).

1.4

Second Supplemental Indenture dated as of March 31, 2004 among Toyota Motor Credit Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (incorporated herein by reference to Exhibit 4.1(c) of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

	By:	/s/ George E. Borst
George E. Borst
President and Chief Executive Officer

Dated: November 30, 2005